Exhibit 10.2

Execution Version

TELESAT CORPORATION

INVESTOR RIGHTS AGREEMENT

Dated as of November 23, 2020

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Exhibit A:             Form of Director Indemnification Agreement

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INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT is made as of November 23, 2020 (to become effective only upon the Closing (as defined below) in accordance with Section 6.1), by and between Telesat Corporation, a British Columbia company (together with its successors and assigns, the “Company”), and Public Sector Pension Investment Board, a Canadian Crown corporation incorporated under the laws of Canada (“Investor”). Reference is made to that certain Transaction Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Investor, Red Isle Private Investments Inc., a corporation incorporated under the laws of Canada and a wholly-owned subsidiary of Investor (“Rover”), Telesat Partnership LP, an Ontario limited partnership (“Canadian LP”), and certain other parties thereto (as it may be amended, supplemented, restated or modified in accordance with its terms and the terms of the separate agreement dated the date hereof between Investor and the parties to the Integration Agreement from time to time after the date of this Agreement, the “Integration Agreement”).

WHEREAS, on the terms and subject to the conditions set forth in the Integration Agreement, the parties thereto have agreed to an “integration” transaction that will result in (a) Class A Common Shares (as defined in the Articles) and Class B Common Shares (as defined in the Articles) of the Company becoming publicly traded, and (b) Investor beneficially owning, indirectly through Rover, Class C Common Shares and Class C limited partnership units of Canadian LP exchangeable into certain classes of Common Shares in accordance with their terms (the “Exchangeable Units”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Integration Agreement, the parties hereto desire to enter into this Agreement, to become effective only upon the Closing in accordance with Section 6.1, to govern certain of their rights, duties and obligations with respect to Investor’s ownership of Share Equivalents after consummation of such transactions (the “Closing”); and

WHEREAS, concurrently with the parties entering into this Agreement, MHR Fund Management LLC, a Delaware limited liability company (“Other Investor”), is entering into a separate Investor Rights Agreement with the Company (the “Other IRA”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.     Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“2024 Meeting” means the Company’s annual meeting of shareholders held in calendar year 2024; provided, however, that, if the date of such 2024 annual meeting is more than thirty (30) days prior to the one (1) year anniversary of the annual meeting of shareholders held in calendar year 2023, “2024 Meeting” shall instead mean the Company’s annual meeting of shareholders held in calendar year 2025.

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“5% Holder” means, with respect to a Person, that such Person, together with its Affiliates, beneficially owns Share Equivalents representing five percent (5%) or more of the Fully Diluted Common Shares.

“Affiliate” means “affiliate” as defined in Rule 405 promulgated under the Securities Act; provided that, notwithstanding anything to the contrary, for purposes of this Agreement, (a) no member of the Company Group is an “Affiliate” of Investor, (b) Investor is not an “Affiliate” of any member of the Company Group, and (c) other than for the purposes of Section 2.2(b), no portfolio company of (i) any investment vehicle or (ii) any holding company that, in each case, is directly or indirectly managed or controlled by Investor or its Affiliates is an “Affiliate” of Investor, unless and to the extent such portfolio company is acting at the direction of Investor (it being understood, however, that each of Polaris and Rover is an “Affiliate” of the other).

“Agreement” means this Investor Rights Agreement, as the same may be amended, supplemented, restated or modified.

“Articles” means the Articles of the Company in effect as of the Closing, in the form of Exhibit G to the Integration Agreement, as amended from time to time.

“Beneficial Ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and includes amendments thereto and all regulations made pursuant thereto.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York or Montreal, Quebec.

“Canadian LP” has the meaning set forth in the Preamble.

“Chosen Courts” has the meaning set forth in Section 6.5(b).

“Closing” has the meaning set forth in the Preamble.

“Closing Share Equivalents” means the number of Fully Diluted Common Shares as of the close of business on the second Closing Date (as defined in the Integration Agreement), which number shall be agreed upon in good faith and in writing by the Company (acting at the direction of a majority of the Specially Designated Directors then in office), the Investor and the Other Investor within 30 days following the Closing.

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“Common Shares” means the Class A Common Shares (as defined in the Articles), Class B Common Shares (as defined in the Articles) and Class C Common Shares (as defined in the Articles) of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Group” means the Company and its Subsidiaries.

“Contractual Designee” has the meaning ascribed to such term in Article 10.1 of the Articles.

“control” (including the term “controlled by”), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act. “Controlled” and “controlling” have meanings correlative to the foregoing.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such first Person that is Controlled by such first Person from time to time; provided, that each member of the Company Group shall be deemed not to be Controlled Affiliates of Investor.

“CSA” means the securities commissions and similar regulatory authorities in all of the provinces and territories in Canada.

“Designated Assignee” has the meaning set forth in Section 6.4(b)(ii).

“Director Election Meeting” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchangeable Units” has the meaning set forth in the Preamble.

“Fully Diluted Common Shares” means as of any date, without duplication, a number of Common Shares equal to the sum of (a) the number of Common Shares issued and outstanding as of such date, (b) the number of Common Shares for or into which the issued and outstanding Exchangeable Units as of such date are exchangeable or convertible, whether or not then convertible or exchangeable, and (c) the number of Common Shares for or into which any right or security (other than an unvested right or security) that is as of such date exercisable for, convertible into or exchangeable for Common Shares is exercisable for, convertible into or exchangeable for upon exercise, conversion or exchange, with the number of such Common Shares for or into which any such right or security is exercisable for, convertible into or exchangeable for upon such exercise, conversion or exchange calculated in accordance with the treasury stock method, as reasonably determined by the Company consistent with its past practice (or, prior to such past practice being established, the past practice of Telesat Canada).

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“Governmental Authority” means any United States, Canada or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any member of the CSA, the SEC, any U.S. and/or Canadian securities exchanges on which any Share Equivalents are listed or posted for trading, or any other authority, agency, department, board, commission or instrumentality of Canada or the United States, any province of Canada, State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States, Canadian or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“Indemnification Agreements” has the meaning set forth in Section 2.5.

“Independent Directors” means Henry Intven, Dick Fadden and a third individual who will (i) qualify as a Specially Designated Director and (ii) be mutually agreed by each of Polaris and Leo (including the Leo Special Committee).

“Integration Agreement” has the meaning set forth in the preamble.

“Investor” has the meaning set forth in the Preamble.

“Investor Director Designee” has the meaning set forth in Section 2.1(b).

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any Governmental Authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Necessary Action” means, with respect to:

(a)          Investor and any specified result,

(i)            all actions of the type customarily taken by equity holders within its or its Controlled Affiliates control (to the extent such actions are permitted by Law and would not cause a violation of the Articles, the Partnership Agreement or this Agreement) necessary to as promptly as reasonably practicable cause each such result, including (A) voting or providing a written consent (if permitted) or proxy with respect to its Share Equivalents and (B) attending meetings in person or by proxy for purposes of obtaining a quorum and causing the adoption of resolutions of the shareholders or limited partners; and

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(ii)           not knowingly causing or encouraging any Person to agree to or take any action which is reasonably likely to have the effect of impairing the occurrence of the foregoing result; and

(b)          the Company and any specified result,

(i)            all actions within its and its Subsidiaries’ control (to the extent such actions are permitted by Law and would not cause a violation of the Articles, the Partnership Agreement or this Agreement) necessary to as promptly as reasonably practicable cause such result, including (A) executing agreements, consents, waivers and other instruments, (B) using reasonable best efforts to effectuate amendments to the organizational documents of the Company, and (C) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result; and

(ii)           not knowingly causing or encouraging any Person to agree to or take any action which is reasonably likely to have the effect of impairing the occurrence of the foregoing result.

“Nominating Committee” means the nominating committee of the Board.

“Other Investor” has the meaning set forth in the Recitals.

“Other IRA” has the meaning set forth in the Recitals.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement, dated as of Closing, by and among the Company, Rover, each other limited partner admitted to Canadian LP in accordance with the terms thereof and, solely for purposes of Section 3.21 thereof, Polaris.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or any other entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity or organization.

“Purpose” has the meaning set forth in Section 2.7.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, Investor, Rover, Other Investor and the Affiliates of Other Investor signatories thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

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“Share Denominator” means a number equal to the number of Closing Share Equivalents, as appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, reclassification, exchange or other similar recapitalization occurring after Closing.

“Share Equivalents” means (a) the Common Shares, (b) the Exchangeable Units and (c) any right or security that is exercisable for, convertible into or exchangeable for Common Shares.

“Share Ownership Percentage” means, with respect to Investor or a Designated Assignee, the percentage obtained by dividing (x) the number of Fully Diluted Common Shares represented by the Share Equivalents beneficially owned by Investor and its Affiliates or the Designated Assignee and its Affiliates (as the case may be), in the aggregate, as of the date of calculation, by (y) the Share Denominator as of the date of calculation.

“Special Board Date” means the date that the number of (a) Investor Director Designees permitted to be nominated by Investor pursuant to this Agreement plus (b) Investor Director Designees (as defined in the Other IRA) permitted to be nominated by Other Investor pursuant to Section 2.1(b) of the Other IRA collectively constitutes, in the aggregate, less than 50% of the number of directors of the Company (as such number is determined in accordance with the Articles, without taking into account any vacancies on the Board).

“Special Nomination Termination Date” means the earlier of: (a) the date of the 2024 Meeting and (b) the Special Board Date.

“Specially Designated Directors” has the meaning ascribed to such term in the Articles.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds shares, stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding shares, stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding shares, stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Transaction Agreements” means this Agreement together with the Indemnification Agreements.

“Voting Share Equivalents” means any Share Equivalents that have the right to, directly or indirectly, cast a vote at an annual or other meeting of shareholders of the Company in favor of election of directors of the Company.

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Section 1.2.      General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. References to this Agreement shall include all Exhibits to this Agreement. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section. References to any agreement defined or referred to herein refer to such agreement as amended, modified, renewed, replaced or supplemented from time to time, unless otherwise specifically indicated. References to any Governmental Authority include any successor to such Governmental Authority. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

MANAGEMENT

Section 2.1.      Composition of the Board of Directors.

(a)          Concurrently with the effectiveness of this Agreement, the Company shall take all Necessary Actions to cause the Board to initially be comprised of ten (10) directors:

(i)            three of whom shall be the Investor Director Designees;

(ii)           three of whom shall be designated for nomination by Other Investor pursuant to the terms of the Other IRA;

(iii)          one of whom shall be the Chief Executive Officer; and

(iv)          three of whom shall be individuals who are Specially Designated Directors, who shall be the Independent Directors.

(b)          At each applicable annual or special meeting of shareholders at which directors are to be elected (each, a “Director Election Meeting”), there shall be included in the slate of nominees proposed for election by the Company as directors three individuals designated by Investor (each, an “Investor Director Designee”) and the Company shall support the Investor Director Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees; provided, that:

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(i)            if Investor’s Share Ownership Percentage as of the date that is one hundred twenty (120) days before the date of such Director Election Meeting is less than twenty-five percent (25%), then the number of Investor Director Designees to be nominated at such Director Election Meeting and, subject to Section 2.1(b)(ii) and Section 2.1(b)(iii), each Director Election Meeting thereafter, shall be reduced to two (2) Investor Director Designees;

(ii)           if Investor’s Share Ownership Percentage as of the date that is one hundred twenty (120) days before the date of such Director Election Meeting is less than fifteen percent (15%), then the number of Investor Director Designees to be nominated at such Director Election Meeting and, subject to Section 2.1(b)(iii), each Director Election Meeting thereafter, shall be reduced to one (1) Investor Director Designee; and

(iii)          if Investor’s Share Ownership Percentage as of the date that is one hundred twenty (120) days before the date of such Director Election Meeting is less than five percent (5%), then the Company shall not be obligated to nominate any Investor Director Designee at such Director Election Meeting or any subsequent Director Election Meetings.

(c)          An Investor Director Designee shall hold office for the term for which such Investor Director Designee is elected or appointed and thereafter until his or her successor shall have been elected or appointed and qualified, or until the earlier death, resignation or removal of such Investor Director Designee. In the event that any Investor Director Designee offers to tender his or her resignation, the Board shall use its discretion as to whether to accept such resignation and, if the Board chooses to accept such resignation, such Investor Director Designee shall resign; provided, that (i) if Investor provides notice to the Company that it intends for such Investor Director Designee to resign from the Board, then such resignation shall be effective immediately without consent or acceptance of the Board; and (ii) if the number of Investor Director Designees that Investor is entitled to designate to the Board is reduced under the proviso to Section 2.1(b), then the Investor Director Designee who is not renominated by Investor shall not thereafter serve as a member of the Board (unless such service is approved by the Nominating Committee under Part 10.2(a)(iv) of the Articles) and the Nominating Committee shall have the exclusive right to designate a nominee under Part 10.2(a)(iv) of the Articles to serve as a replacement for such Investor Director Designee. Investor shall have the exclusive right to designate the person to fill vacancies of any directorship for which the Investor has the right to designate an Investor Director Designee (serving in the same class as the predecessor) that remain open by not designating a director initially or that are created by reason of death, removal or resignation of such designees (other than as a result of the application of the proviso to Section 2.1(b)), so long as Investor’s Share Ownership Percentage as of the date on which such vacancy is to be filled would entitle Investor to make such designation pursuant to Section 2.1(b) (as if such date of designation were the date that is one hundred twenty (120) days before the date of an applicable annual meeting of shareholders), and the Company shall take all Necessary Action to install such designee to the Board in the most expedient manner and as promptly as practicable.

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(d)          Prior to an Unwind Transaction (as defined in the Articles) and unless the Company has failed to perform its obligations under Section 2.1 of this Agreement, Investor will nominate a sufficient number of Canadians as Investor Director Designees such that a majority of the directors of the Company are Canadian. Notwithstanding the foregoing, in no event shall Investor be required to nominate:

(i)           more than two (2) Canadians as Investor Director Designees so long as Investor has the right to nominate three (3) Investor Director Designees, and

(ii)          more than one (1) Canadian as an Investor Director Designee so long as Investor has the right to nominate two (2) or fewer Investor Director Designees;

provided, that if (1) Investor assigns the right to appoint an Investor Director Designee to a Designated Assignee pursuant to Section 6.4, and (2) Investor and such Designated Assignee collectively have the right to nominate three (3) Investor Designees, then Investor, prior to an Unwind Transaction (as defined in the Articles), will nominate Canadians as all of its Investor Director Designees so long as such Designated Assignee is not Canadian or does not designate a Canadian as its Investor Director Designee.

Section 2.2.      Committees.

(a)           For so long as Investor has the right to designate at least one (1) Investor Director Designee, subject in each case to applicable Laws and stock exchange regulations, Investor shall have the right, but not the obligation, to select an Investor Director Designee to be appointed to serve on:

(i)            the Nominating Committee;

(ii)           the Compensation Committee of the Board; and

(iii)          the Audit Committee of the Board; and

(iv)          except for any committee whose mandate is solely to consider any contract or transaction between the Company and Investor or any of its Affiliates, any other committees which may be formed in accordance with the Articles provided, that Investor shall have the right, but not the obligation, to have an Investor Director Designee appointed as an observer to any committee of the Board to which Investor is entitled to have an Investor Director Designee serve on pursuant to this Section 2.2(a) but has not appointed such representative or is prohibited by applicable Laws or stock exchange regulations from having a representative appointed.

(b)          For so long as Investor is a 5% Holder, except for the establishment of any committee whose mandate is solely to consider any contract or transaction between the Company and Investor or its Affiliates, the Board shall not establish any committees of the Board other than the Nominating Committee, the Compensation Committee and the Audit Committee (which shall have the powers and duties typical of such committees to be set forth in a charter for each such committee to be approved by the Board), including without limitation, management, executive or similar committees, without the prior written consent of Investor.

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Section 2.3.       Reimbursement of Expenses. The Company Group shall reimburse the Investor Director Designees for all reasonable and documented, out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any member of the Company Group, and any committees thereof, including reasonable travel, lodging and meal expenses, in accordance with the Company’s director reimbursement policies in effect from time to time.

Section 2.4.       Nomination. With respect to any Investor Director Designee, the Company shall take all Necessary Action to cause the Board and Nominating Committee to, if applicable, (a) include such Investor Director Designee in the slate of nominees proposed for election by the Company or (b) appoint such Investor Director Designee to fill a vacancy on the Board created by the departure of an Investor Director Designee (other than as a result of the application of the proviso to Section 2.1(b)); provided, that an individual designated by Investor may be disqualified from being an Investor Director Designee under the Articles for, and only for, Good Cause (as defined in the Articles) by the applicable determining group as specified in the Articles, in which event Investor shall have the opportunity to designate a replacement Investor Director Designee until an individual so designated is not so disqualified. The Company agrees to take all Necessary Action to include such Investor Director Designee in the applicable management proxy statement. For greater certainty, the Company acknowledges that each Investor Director Designee designated for election to the Board by Investor pursuant to Section 2.1 and not disqualified in accordance with the proviso to this Section 2.4 shall be deemed to be a person nominated by or at the direction of the Board for purposes of Article 21.1(a) of the Articles.

Section 2.5.      D&O Insurance; Part 15 of Articles. The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Company’s Subsidiaries. The Company shall enter into an indemnification agreement (collectively, the “Indemnification Agreements”), substantially in the form attached as Exhibit A hereto, with each of the Investor Director Designees. The Company agrees that it shall not modify or amend Part 15 of the Articles in a manner that adversely affects the rights or protections afforded to the Investor Director Designees or the Investor thereunder without the prior written consent of the Investor.

Section 2.6.      Subsidiaries. The composition of the boards of directors and committees of all Subsidiaries of the Company shall be as determined by the Board; provided, that, subject to applicable Law (including any applicable security limitations on the membership of any boards of directors or committees of any Subsidiaries of the Company), Investor shall have the rights with respect to any such Subsidiary as are applicable to the Company under this Agreement as if Investor had entered into a separate agreement with such Subsidiary having the terms set forth herein; provided, further, that if at any time Investor exercises its rights under the proviso to this Section 2.6 to designate directors to the board of directors of a Subsidiary of the Company or a committee thereof, the Company shall, subject to applicable Law (including any applicable security limitation on the membership of any boards of directors or committees of any Subsidiaries of the Company), cause the appointment of a number of Specially Designated Directors and other directors (other than Investor Director Designees) to the board of directors of such Subsidiary or committee thereof such that the board of directors of such Subsidiary or committee thereof reflects, to the maximum extent possible, the composition of the Board and its committees required under Article 10.2 or Part 12 of the Articles, as the case may be.

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Section 2.7.      Confidentiality. Investor Director Designees may report and disclose to Investor any and all information received or observed by him or her in his or her capacity as an Investor Director Designee; provided, that such information shall not be used for any purpose other than, to the extent consistent with applicable Law, (1) to monitor, oversee and make decisions with respect to Investor’s investment in the Company; (2) to comply with Investor’s obligations under this Agreement; (3) to exercise any of Investor’s rights under this Agreement; and (4) to collaborate with the Company (collectively, the “Purpose”). The Company acknowledges that (x) Investor and its Affiliates have participated and may in the future participate (directly or indirectly) in investments in entities engaged in various businesses, including but not limited to, businesses similar to those engaged in by the Company and its Subsidiaries (and related businesses) (any such entity being a “Competitor”) that may have been, are or will be competitive with the Company’s or its Subsidiaries’ business, and that access to Company information will inevitably enhance Investors’ and its Affiliates’ directors, employees, agents or advisors who receive such information’s knowledge and understanding of such businesses in a way that cannot be separated from such persons’ other knowledge, (y) without limiting Investor’s obligations not to disclose or use Company information except as provided in this Section 2.7 (including, for the avoidance of doubt, as provided in this clause (y) of this Section 2.7), this Section 2.7 will not restrict Investor’s unaided use of such overall knowledge and understanding, including for its own internal purposes, to evaluate or make investments in entities whose businesses is related or similar to or competitive with the business of the Company or related activities (provided that Investor shall not disclose to any Competitor or any other Person any information disclosed to it pursuant to this Section 2.7 except as expressly permitted by this Section 2.7) and (z) the occurrence or existence of such investments or activities while in possession of Company information shall not by itself be cause for any action or allegation by the Company that the Investor has failed to observe any of its obligations set forth in this Section 2.7. Investor shall, and shall cause any Person to which it provides any such information in accordance with this Section 2.7 to, keep confidential and not disclose to any Person any such information reported and disclosed to it by an Investor Director Designee, excluding any information (a) that was already known to Investor prior to disclosure by the Investor Director Designee; (b) that has been published by the Company (including, without limitation, any information contained in reports or forms filed with the SEC) or is otherwise in the public knowledge or is generally known or available to the public other than as a result of a disclosure by the Investor or any of its Affiliates in breach of this Agreement, any other confidentiality agreement between the Company and the Investor or any of its Affiliates or any other contractual, legal or fiduciary obligation to the Company; (c) that is obtained after the date of this Agreement on a non-confidential basis from another source that is not subject to any confidentiality agreement or other contractual, legal or fiduciary obligation to the Company with respect to such information; or (d) is independently developed by the Investor without reference to or use of such information disclosed to it by its Investor Director Designee. Notwithstanding the foregoing, Investor and its Affiliates may disclose information reported and disclosed to it by an Investor Director Designee: (i) to Investor’s or its Affiliates’ directors, employees, agents or advisors who have a need to know such information for the Purpose; (ii) as may be required or requested under applicable Laws, subject to use of reasonable best efforts to prevent or withhold, or minimize, disclosure pursuant to such applicable Laws, and subject to providing the Company, to the extent not prohibited under such applicable Laws and if reasonably practicable, with prompt notice prior to the time of such disclosure in order to permit the Company to seek an appropriate protective order or other appropriate remedy and the Investor shall reasonably cooperate with the Company in connection with seeking any such order or other appropriate remedy (provided that no notice shall be required for disclosures made in connection with routine examinations or inspections of Investor and its Affiliates by regulatory authorities not specifically seeking such information so long as Investor or its applicable Affiliate informs such regulatory authority of the confidential nature of such information); (iii) to any Person authorized by the Company in writing to receive such information; and (iv) to any Person to whom Investor or its Affiliates wishes or has offered to sell all or part of Share Equivalents held by Investor or its Affiliates; provided, that such Person has entered into with the Company a confidentiality agreement in form and substance satisfactory to the Company, acting reasonably, relating to information that may be disclosed to such Person in the course of negotiations and containing employee non-solicit and standstill provisions.

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ARTICLE III

SHAREHOLDER MATTERS

Section 3.1.      Approval Rights.

(a)           For so long as Investor is a 5% Holder, without the prior written consent of Investor, the Company shall not propose or consent to and shall cause Canadian LP and the Company’s other Subsidiaries (as applicable) not to propose or consent to:

(i)           any waivers, amendments or modifications to (i) Article 7.5, PART 10, PART 11, PART 12, PART 15, PART 21, PART 23, PART 24, PART 25, PART 26, PART 27, PART 28 or PART 29 of the Articles (or the definition of any defined terms used therein with respect to such section) or (ii) Article 3, Article 4, Article 5, Article 7, Article 10, Article 11, Article 13, Article 14 or Schedule A of the Partnership Agreement (or the definition of any defined terms used therein with respect to such section);

(ii)          any declaration or payment of dividends or other distributions other than (i) pro rata dividends or other distributions on any class or series of any equity capital stock of the Company, (ii) dividends or other distributions paid or made by any Subsidiary of the Company to any other wholly-owned Subsidiary of the Company and (iii) dividends or other distributions pursuant to Section 5.3 of the Partnership Agreement;

(iii)         any purchase or redemption of any Common Shares or Exchangeable Units other than, to the extent legally permitted: (i) pro rata purchases or redemptions of Common Shares or Exchangeable Units, (ii) purchases or redemptions of Common Shares or Exchangeable Units held by directors, officers, employees and independent contractors (in their capacity as such) of the Company Group (A) to the extent the Company or Canadian LP is obligated to purchase or redeem such Common Shares or Exchangeable Units pursuant to the terms applicable to such Common Shares or Exchangeable Units, (B) in connection with the resignation, termination or other separation of any such director, officer, employee or independent contractor or (C) as otherwise required or permitted pursuant to any employment, grant, consulting or compensatory agreement or other arrangement between the Company Group and any director, officer, employee or independent contractor of the Company Group, (iii) automatic purchases or redemptions as specified in the Articles, (iv) purchases of Exchangeable Units deemed to occur upon exchange of the Exchangeable Units for Common Shares, (v) purchases pursuant to a tender offer or issuer bid made available to all holders of Common Shares and Exchangeable Units and to which all participants will have any securities tendered or deposited ratably prorated in the event any maximum purchase condition is exceeded or (vi) purchases on a stock exchange or similar trading platform at the market price that were not pre-arranged with the purchaser;

(iv)         implement any change to the Company’s or Canadian LP’s tax status in the U.S. or Canada that is reasonably likely to adversely affect Investor with respect to U.S. or Canadian tax matters;

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(v)          any conversion of a member of the Company Group to a corporation or other entity or effect any other change in the structure of a member of the Company Group or effect any recapitalization thereof that is reasonably likely to adversely affect Investor with respect to U.S. or Canadian tax matters; or

(vi)         any change to the number of directors constituting the Board.

Section 3.2.      Voting Agreement.

(a)          Unless the Company has failed to perform its obligations under Section 2.1 of this Agreement, Investor hereby agrees to vote, and to cause its Controlled Affiliates to vote, all Voting Share Equivalents beneficially owned by it and its Controlled Affiliates over which it or such Controlled Affiliates have voting control, at each annual or other meeting of the shareholders of the Company, including through action by written consent in lieu of a meeting of the shareholders of the Company (if permitted), at which directors of the Company are to be elected, in favor of, and to take all other Necessary Action to cause the election of each Contractual Designee who is included in the slate of nominees proposed for election by the Board at an annual or special meeting of shareholders at which directors of the Company are to be elected.

(b)          Unless such election is contested (i.e., there are more nominees for election than director seats to be filled in such election, in which case no voting obligation shall exist with respect to such nominees), Investor hereby agrees to vote, and to cause its Controlled Affiliates to vote, all Voting Share Equivalents beneficially owned by it and its Controlled Affiliates at each annual or other meeting of the shareholders of the Company, including through action by written consent in lieu of a meeting of the shareholders of the Company (if permitted), at which directors of the Company are to be elected, in favor of all other nominees who are included in the slate of nominees proposed for election by the Board at an annual or special meeting of shareholders at which directors of the Company are to be elected, in each case, in the same proportion as votes are cast in favor of such individuals by all other holders of Voting Share Equivalents (excluding, for purposes of such calculation, all Voting Share Equivalents to be voted in respect of such matter pursuant to this Agreement and the Other IRA) at such meeting.

ARTICLE IV

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 4.1.       Company Efforts. For so long as Investor beneficially owns Share Equivalents representing ten percent (10%) or more of the Fully Diluted Common Shares, the Company will cooperate reasonably with Investor, at Investor’s sole cost and expense, in connection with a transfer of Share Equivalents to a third party in a privately negotiated transaction, including, without limitation, by: (a) providing current and historical financial information, financial projections and other financial information of the Company and its Subsidiaries reasonably requested and (b) reasonably cooperating with customary due diligence investigations performed by third party buyers and the negotiation of investment agreements in connection with the proposed sale, in each case, provided, that (i) such third party has entered into with the Company a confidentiality agreement in form and substance satisfactory to the Company, acting reasonably, relating to information that may be disclosed to such Person in the course of negotiations and its due diligence investigation and containing employee non-solicit and standstill provisions, (ii) the Company shall not be required to provide (x) any information the disclosure of which would violate applicable Law or adversely affect the attorney-client privilege between the Company and its counsel or any similar privilege or (y) to a competitor of the Company any information that the Company reasonably determines is competitively sensitive information and (iii) the Company shall not be required to so cooperate with Investor more than once in any twelve (12) month period.

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Section 4.2.      Investor Standstill Obligations.

(a)          Investor hereby agrees that, until the termination of this Agreement in accordance with Section 6.8, Investor shall not, and shall cause its Affiliates not to, directly or indirectly:

(i)            call, request the calling of, or otherwise knowingly encourage or knowingly facilitate the calling of, a special meeting of the shareholders of the Company or the partners of Canadian LP, or provide to any third party a proxy, consent or requisition to call any special meeting of the shareholders of the Company or the partners of Canadian LP, for the purpose of either (x) the election or removal of any directors of the Company or (y) amendments to the Articles or the Partnership Agreement;

(ii)           initiate or submit any shareholder or partner proposal for action by the shareholders of the Company or the partners of Canadian LP, or knowingly encourage or knowingly facilitate any other Person to initiate or submit any such shareholder or partner proposal, for the purpose of (x) the election or removal of any directors of the Company or (y) amendments to the Articles or the Partnership Agreement;

(iii)          (x) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC and in the Business Corporations Act) or consent to vote any Voting Share Equivalents or other voting securities of the Company for the purpose of the election or removal of any directors of the Company other than as provided in this Agreement or the Articles, or (y) solicit, knowingly encourage or knowingly facilitate any other Person in connection with such solicitation for the foregoing purpose, including through the making of any public statement in support of any third party proxy solicitation; provided, that the provisions of this clause (iii) will not be deemed to restrict or limit the manner in which Investor or its Affiliates vote any shares or partnership interests, directly or by proxy;

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(iv)         form, join or in any way participate in a “group” (as defined under the Exchange Act and the rules and regulations thereunder), or act “jointly or in concert” (as that term is defined in Part 91(1) of the Securities Act (Ontario)), with any other shareholder of the Company or partner of Canadian LP with respect to the Company, Canadian LP or the Voting Share Equivalents or other voting securities of the Company or the Partnership (other than to the extent that Investor and its Affiliates constitute a “group” or are acting “jointly or in concert” as of the date hereof), in each case for the purpose of the election or removal of any directors of the Company other than as provided in this Agreement;

(v)          grant any proxy or enter into or agree to be bound by any voting trust, voting agreement or voting arrangement of any kind with respect to its Voting Share Equivalents if and to the extent the terms thereof would (x) require such Voting Share Equivalents to be voted other than as required by Section 3.2 of this Agreement or (y) otherwise conflict with the provisions of Section 3.2 of this Agreement;

(vi)         otherwise act, alone or in concert with others, to seek representation on, nominate any candidate to, or remove any director from, the Board (in each case other than with respect to an Investor Director Designee as expressly contemplated in Article II of this Agreement), provided, that nothing in this clause (vi) shall restrict Investor or any of its Affiliates from recommending a candidate to the Nominating Committee so long as such recommendation would not be reasonably expected to require an announcement or disclosure of the type set forth in clause (x) or (y) of Section 4.2(a)(ix);

(vii)        seek to, alone or in concert with others, (x) in a written proposal or formal request or similar writing or (y) by taking any action that would be reasonably expected to require an announcement or disclosure of the type set forth in clause (x) or (y) of Section 4.2(a)(ix), (1) amend any of Article 7.5, Part 10, Part 11, Part 12 or Part 14 of the Articles or (2) change the number of directors on the Board (except in connection with any increase in the size of the Board to eleven (11) persons to accommodate an additional CByC Director (as defined in the Articles) if (A) the Chief Executive Officer is not Canadian, (B) the Chief Executive Officer is on the Board and, as a result, a majority of the Board is not CbyC Directors and (C) a majority of the Board continues to be required to be CbyC Directors pursuant to Part 10.3 of the Articles; provided, that any director who will fill such new Board seat shall be designated by the Nominating Committee in accordance with Article 10.2(a)(iv) of the Articles);

(viii)       (x) request that the Company or the Board (or any committee thereof), directly or indirectly amend or waive or otherwise consent to any action inconsistent with any provision of this Section 4.2 or (y) take any action challenging the validity or enforceability of this Section 4.2;

(ix)          publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing, or take any action that would be reasonably expected to require (x) the Company or the Board to make a public announcement regarding any of the foregoing activities or (y) any public disclosure by the Investor or any other Person relating thereto; or

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(x)            agree to take any of the actions contemplated by the foregoing clauses (i) through (viii).

(b)          Notwithstanding anything to the contrary in Section 4.2(a) above:

(i)            no action or activity expressly required or otherwise contemplated to be taken by Investor, any of Investor’s Affiliates or any Investor Director Designee under this Agreement or the Integration Agreement or any exhibit thereto shall be or be deemed to be restricted by or subject to the prohibitions set forth in Section 4.2(a); and

(ii)            no Investor Director Designees nor any other director of the Company shall be or be deemed to be restricted from communicating with, participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to any matters coming before it, or otherwise deemed to be subject to Section 4.2(a) with respect to such person’s activities in his or her capacity as a director.

(c)           For the avoidance of doubt, nothing in Section 4.2(a) shall restrict or limit any discussions or negotiations between Investor and its Affiliates, on the one hand, and the Other Investor and its Affiliates, on the other hand, provided, that such discussions or negotiations would not reasonably be expected to require an announcement or disclosure of the type set forth in clause (x) or (y) of Section 4.2(a)(ix).

Section 4.3.      Non-Solicitation. Investor agrees that during the term of this Agreement and for the one (1) year period following the termination of this Agreement in accordance with its terms, it shall not, and its shall cause its Affiliates not to, hire, solicit for employment or employ any officers or other members of senior management of the Company Group; provided, however, that Investor and its Affiliates shall not be prohibited from (a) soliciting for employment any such person pursuant to a general solicitation or advertisement that is not specifically directed to the Company Group’s employees or (b) hiring, soliciting for employment or employing any such person who has been terminated by the Company Group or, other than as a result of a breach of such Investor’s obligations under this Section 4.3, who has resigned from the Company Group, in each case, at least six (6) months prior to such hiring, solicitation for employment or employment.

Section 4.4.      Structural Restrictions. For the avoidance of doubt, in the event Investor is not permitted to directly or indirectly invest in securities of the Company, Canadian LP or any other entity in connection with the Company Group to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity, then at no time will Investor be required to hold in any entity to the extent Investor would hold, directly or indirectly, securities of any such entity to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity; provided, that the Company and Investor shall cooperate in good faith to implement a structure to ensure Investor does not violate such thirty percent (30%) rule (it being understood that any such structure shall not result in adverse tax or other consequences for any members of the Company Group or its shareholders).

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1.       Representations and Warranties of Investor. Investor hereby represents and warrants to the Company that as of the date hereof and as of the date of the Closing:

(a)          Investor has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. Investor is duly organized and validly existing under the laws of its jurisdiction of incorporation, and the execution of this Agreement, and the consummation of Investor’s obligations hereunder, have been authorized by all necessary corporate action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

(b)         This Agreement has been duly authorized, executed and delivered by Investor, and, assuming the due execution and delivery of this Agreement by the other party hereto, this Agreement constitutes a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)          The execution, delivery and performance by Investor of this Agreement and the agreements contemplated hereby and the consummation by Investor of its obligations hereunder do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to Investor or its properties or assets, (ii) conflict with or result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which Investor is a party or by which Investor or its properties or assets are bound or (iii) conflict with or result in a breach under any constitutive document of Investor.

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(d)          Other than any consents that have already been obtained or will be obtained in connection with consummation of the transactions contemplated by the Integration Agreement, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by Investor in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation by Investor of its obligations hereunder.

Section 5.2.      Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that as of the date hereof and as of the date of the Closing:

(a)          The Company has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. The Company is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and the execution of this Agreement, and the consummation of the Company’s obligations hereunder, have been authorized by all necessary corporate action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

(b)          This Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due execution and delivery of this Agreement by the other party hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)          The execution, delivery and performance by the Company of this Agreement and the agreements contemplated hereby and the consummation by the Company of its obligations hereunder do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to the Company or its properties or assets, (ii) conflict with, result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which the Company or its properties or assets are bound or (iii) conflict with, or result in a breach under, any constitutive document of the Company.

(d)         Other than any consents that have already been obtained or will be obtained in connection with consummation of the transactions contemplated by the Integration Agreement, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation by the Company of its obligations hereunder.

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ARTICLE VI

MISCELLANEOUS

Section 6.1.      Effective Time. The effectiveness of this Agreement is conditioned on Closing. In the event that the Integration Agreement terminates prior to the Closing, this Agreement shall be void ab initio.

Section 6.2.      Entire Agreement. The Transaction Agreements and all of the other Exhibits, Annexes and Schedules hereto and thereto constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto. In the event of any inconsistency between the Transaction Agreements and the policies of the Company (including the policies of the Board), the Transaction Agreements shall govern.

Section 6.3.      Most Favored Nation. On the date hereof, the Company is entering into the Other IRA with Other Investor. The Company agrees that it will not amend, modify or supplement the Other IRA to provide Other Investor with terms that are more favorable in respect of their position as a holder of Share Equivalents than those terms provided to Investor pursuant to this Agreement without the express prior consent of Investor.

Section 6.4.      Assignment of Rights.

(a)          Except as set forth in Section 6.4(b), neither the rights nor the obligations of Investor hereunder shall be assigned in whole or in part without the prior written consent of the Company and, if occurring prior to the Special Board Date, approved by a majority of the Specially Designated Directors then in office and any such purported assignment in violation of this Section 6.4(a) shall be null and void and of no effect.

(b)          The rights and obligations of Investor hereunder are assignable:

(i)            in whole or in part to an Affiliate of Investor (provided that any such assignment shall not relieve Investor of any obligations hereunder); or

(ii)          with respect to Investor’s right to appoint one (1) and only one (1) Investor Director Designee to the Board pursuant to Section 2.1(b) and the corresponding rights under Section 2.1(c) and Section 2.4 (and no other rights whatsoever), to any Person in connection with the transfer of Share Equivalents held by Investor to such Person (a “Designated Assignee”); provided, that (A) such right to appoint one (1) Investor Director Designee to the Board may only be assigned to one (1) Designated Assignee, (B) such assignment pursuant to this Section 6.4(b)(ii) shall only be permitted if such Designated Assignee acquires from Investor or any Affiliate thereof a number of (x) Share Equivalents representing a Share Ownership Percentage of not less than nine and nine-tenths percent (9.9%) and (y) Share Equivalents representing not less than five percent (5%) of the number of Fully Diluted Common Shares outstanding as of the date of such assignment, (c) such assigned right shall automatically terminate and be of no further force or effect at such time as Designated Assignee is no longer a 5% Holder and (D) the obligations of Investor in this Agreement, including without limitation, those set forth in Sections 3.2 and 4.2, are specific to Investor and are not required to be assumed by any Designated Assignee in connection with the transfer of Share Equivalents. For the avoidance of doubt, the right to assign set forth in this Section 6.4(b)(ii) may only be utilized one (1) time and such assigned right shall not be subject to further assignment by the Permitted Assignee.

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(c)          The Company acknowledges and agrees that: (i) the rights and powers of any Designated Assignee shall include the rights and powers of a “Designated Assignee” as defined in the Articles, and (ii) a Designated Assignee shall be entitled to exercise its right to nominate an Investor Director Designee, notwithstanding the termination of this Agreement or the reduction in the number of directors Investor can designate pursuant to Section 2.1(b), so long as such Designated Assignee is a 5% Holder.

(d)          The rights and obligations of the Company hereunder shall not be assigned without the prior written consent of Investor, and any such purported assignment in violation of this Section 6.4(d) shall be null and void and of no effect.

Section 6.5.      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “Jurisdiction”) without giving effect to any laws, rules or provisions of the Jurisdiction that would cause the application of the laws, rules or provisions of any jurisdiction other than the Jurisdiction.

(b)          Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the courts of the Province of British Columbia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 6.10.

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(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.5(c).

Section 6.6.      Obligations; Remedies. The Company and Investor shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including reasonable and documented, out-of-pocket costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

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Section 6.7.      Amendment and Waiver.

(a)          The terms and provisions of this Agreement may be:

(i)           modified or amended at any time and from time to time only in a writing signed by each of the Company (which, prior to the Special Board Date, must be approved by a majority of the Specially Designated Directors then in office), Investor and, prior to the termination of the Other IRA, the Other Investor; or

(ii)          waived in a writing signed by the party to be bound by such waiver; provided, that any waiver binding the Company must, prior to the Special Board Date, be approved by a majority of the Specially Designated Directors then in office and, prior to the termination of the Other IRA, be approved in writing by Other Investor.

(b)          Any amendment or modification effected in accordance with the foregoing shall be effective and binding on the Company and Investor and any waiver effected in accordance with the foregoing shall be effective and binding on the party granting such waiver.

(c)          Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

(d)          Neither the Investor nor the Company shall have any obligation to provide any consent under, or agree to any modification or amendment of, this Agreement. All decisions of the Investor or the Company regarding any such consent, modification or agreement shall be made in the sole and absolute discretion of the Investor or the Company, as the case may be.

(e)          Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

Section 6.8.      Termination. This Agreement shall terminate (x) automatically (without any action by any party hereto) when Investor no longer has the right to designate at least one Investor Director Designee, it being understood that the continuing right of the Investor’s Designated Assignee to designate a director shall be excluded for such purpose, or (y) upon the earlier written notice by the Investor to the Company that it elects to irrevocably terminate this Agreement. In the event of any termination of this Agreement as provided in this Section 6.8, this Agreement shall forthwith become of no further force or effect (except for Section 2.7, Section 4.3 and ARTICLE VI, which shall survive for a period of one (1) year following such termination) and there shall be no liability on the part of any parties hereto or their respective Affiliates. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any breach of this Agreement prior to the date of its termination.

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Section 6.9.      Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company and Investor covenant, agree and acknowledge that no Person (other than the parties hereto and their respective successors and permitted assigns) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, member or partner of Investor or the Company or of any Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of Investor or any Affiliate thereof or the Company or any Affiliate thereof (or their respective successors or permitted assigns) or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of any of the foregoing, as such, for any obligation of Investor or the Company (or their respective successors or permitted assigns) under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 6.10.    Notices.

(a)          All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered, if sent to the recipient by electronic mail during normal business hours of the recipient, and otherwise on the next Business Day; provided, that if sent by electronic mail, the notice, demand or other communication shall be confirmed by the same being sent by either (i) reputable express courier service (charges prepaid) or (ii) certified or registered mail, postage prepaid. NOTWITHSTANDING ANY PROVISION OF THE ARTICLES OR THE PARTNERSHIP AGREEMENT, ANY NOTICE TO INVESTOR OR ITS AFFILIATES IN ITS CAPACITY AS A STOCKHOLDER OF THE COMPANY OR A PARTNER OF THE PARTNERSHIP WILL BE EFFECTIVE ONLY IF DELIVERED IN WRITING AND EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF THIS Section 6.10.

(b)          Notices, demands and other communications, in each case to the respective parties, shall be sent to the applicable address set forth below:

if to the Company, to:

Telesat Canada

160 Elgin Street, Suite 2100

Ottawa, Ontario, Canada K2P 2P7

Attn: Chris DiFrancesco

Email: CDiFrancesco@telesat.com

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with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn: John L. Robinson

Email: JLRobinson@wlrk.com

if to Investor, to:

c/o Public Sector Pension Investment Board
1250 René-Lévesque Blvd. West

Suite 1400
Montréal, Québec

Attn: Senior Vice President and Global Head of Credit and Private Equity

Investments
Email: privateequity@investpsp.ca

with a copy to: legalnotices@investpsp.ca

with a concurrent copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Doug Warner
Email: doug.warner@weil.com

(c)          The Company shall, within two (2) Business Days of receipt thereof, provide to Other Investor a copy of all notices given or received under the Other IRA and the Partnership Agreement.

Section 6.11.    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 6.12.    No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns (provided this Agreement shall not be binding upon, but Section 6.4(b)(ii) and Section 6.4(c) (and the rights granted to a Designated Assignee thereunder) will inure to the benefit of, a Designated Assignee as provided in this Agreement), and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as provided in Section 2.5, Section 6.9 and this Section 6.12.

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Section 6.13.    Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Share Equivalents, to any and all shares of capital stock of the Company or partnership interests in Canadian LP or any successor or assign of the Company or Canadian LP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Share Equivalents, by reason of a stock dividend, stock split, share consolidation, stock issuance, reverse stock split, combination, recapitalization, reclassification, arrangement, amalgamation, merger, consolidation or otherwise.

Section 6.14.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.14.

Section 6.15.    Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

TELESAT CORPORATION

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Vice President, General Counsel and Secretary

PUBLIC SECTOR PENSION INVESTMENT BOARD

By:	/s/ Guthrie Stewart
	Name:	Guthrie Stewart
	Title:	Authorized Signatory

By:	/s/ David Morin
	Name:	David Morin
	Title:	Authorized Signatory